SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TELESTONE TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ______________________________

(2)	Aggregate number of securities to which transaction applies: ______________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: _________________________________________________________

(2)	Form, Schedule or Registration Statement No.: ________________________________________

(3)	Filing Party: __________________________________________________________________

(4)	Date Filed: _____________________________________________________________

EXPLANATORY NOTE

On November 21, 2011, Telestone Technologies Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission. Due to a clerical error, the Beneficial Ownership Table and the corresponding footnotes starting on page 3 of the Proxy Statement (the “Table”) contained immaterial errors regarding the number of shares held by Mr. Daqing Han and the number of shares that may be acquired by the Named Executive Officers and other individuals pursuant to stock award vesting that are or will be exercisable within 60 days of October 27, 2011. In all other respects, the Table was correct as filed. The amended Table is set forth below and the Proxy Statement shall be deemed amended to reflect this change.

Security Ownership Of Certain Beneficial Owners And Management And Related Stockholders Matters

The following table sets forth certain information as of October 27, 2011 relating to the beneficial ownership (as defined by the rules of the SEC) of shares of common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers as of October 27, 2011, and (iv) all of our executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares (2)	Percent of Voting Stock (3)
Han Daqing	3,403,902	27.60%
Zhu Lian	0	*
Li Ming	0	*
Cheng Guanghui	0	*
Pan Guobin	0	*
Yu Xiaoli	0	*
Directors and executive officers as a group (6 persons)(4)	3,403,902	27.60%

* Less than 1%

(1)
As of October 27, 2011, there were 12,333,264 shares of common stock outstanding. Each person named above has sole investment and voting power with respect to all shares of the common stock shown as beneficially owned by the person, except as otherwise indicated below.

(2)
Under applicable rules promulgated by the SEC pursuant to the Exchange Act, a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through (x) the exercise of any option or warrant or (y) the conversion of another security.

(3)
In determining the percent of common stock owned by a person (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 12,333,264 shares of common stock outstanding as of October 27, 2011 and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)	The address for the owners and management is: Floor 10, Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing, People’s Republic of China 100040